TEMA ETF TRUST N-1A/A

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 20, 2023, relating to the financial statement of Tema American Reshoring ETF, a series of Tema ETF Trust, as of April 18, 2023, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Philadelphia, Pennsylvania

April 20, 2023